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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934



                         Date of Report: June 22, 2000
                        (Date of earliest event reported)


                          TANGIBLE ASSET GALLERIES, INC.
             (Exact name of registrant as specified in its charter)


           Nevada                         0-27121                 88-0396772
(State or other jurisdiction of    (Commission File Number)     (IRS Employer
        incorporation)                                       Identification No.)



                 3444 Via Lido, Newport Beach, California, 92663
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (949) 566-0021

                                 Not applicable

          (Former name or former address, if changed since last report)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On June 21, 2000, Tangible Asset Galleries, Inc. ("Tangible") and Gavelnet.com, Inc. ("Gavelnet.com") executed and delivered an Agreement and Plan of Reorganization (the "Merger Agreement") that provides for a newly-formed subsidiary of Tangible to merge with and into Gavelnet.com. The Merger Agreement is filed herewith as Exhibit 2.1. Upon consummation of the merger, Gavelnet.com will become a wholly owned subsidiary of Tangible. The closing of the merger is subject to numerous conditions, as described below.

Structure of the Merger

         Upon closing of the Merger, Gavelnet.com will merge with a subsidiary of Tangible, and will be the surviving corporation. Thus, as a result of the merger, Gavelnet.com will become a wholly owned subsidiary of Tangible.

Purchase Price

         The purchase price for all of the Gavelnet.com shares of capital stock will be paid exclusively in shares of common stock of Tangible, par value $0.001 (the "Common Stock"), except that a portion of the proceeds raised from a private financing transaction will be used to repay a portion of Gavelnet.com's outstanding convertible debt. The number of shares of Common Stock to be paid in the merger will be calculated as follows. The initial purchase price will be 9,250,000 shares of Common Stock, less one share for every dollar that the Gavelnet.com total liabilities, as adjusted, including amounts loaned to Gavelnet.com by Tangible, less the total current assets of Gavelnet.com, exceeds $1,250,000. Of the shares to be issued in exchange for the Gavelnet.com capital stock, 1,911,904 will be either paid directly to the holders of Gavelnet.com convertible debt, or if a portion of such debt is repaid, then to the shareholders of Gavelnet.com. At June 22, 2000, the date the potential merger with Gavelnet.com was announced, the closing price of Common Stock was $0.625 per share. As a result, the value of the Common Stock to be paid to former Gavelnet.com stockholders is approximately $5,781,250.

         In addition to the Common Stock, Tangible will also assume options to purchase Gavelnet.com common stock, which will be converted into options to purchase approximately 500,000 shares of Common Stock at a weighted average exercise price of approximately $1.50 per share.

         In addition, Tangible may deliver additional shares of Common Stock to Benchmark Merchant Partners, L.P. if Tangible receives proceeds of more than $8.0 million of Common Stock on or before December 18, 2000, in connection with certain private financing transactions. The Merger Agreement contemplates that Tangible, through the services of Benchmark Merchant Partners, L.P. ("Merchant Partners"), may receive $7.0 million of proceeds in excess of $8.0 million through the sale of Common Stock. For each $1,000 of net proceeds raised in such sale of Common Stock, Tangible will (a) deliver 300 shares of Common Stock as a fee to Merchant Partners; and (b) as additional consideration to the former stockholders of Gavelnet.com, deliver 300 shares of Common Stock to such former stockholders (without the payment of any additional consideration by such former stockholders to Tangible). In no event will the number of shares delivered to Merchant Partners exceed 2,100,000 shares nor will the number of shares delivered to the former Gavelnet.com stockholders exceed 2,100,000 shares.

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Timing of Merger

         The merger must close, if at all, no later than September 19, 2000.

Closing Conditions

         The closing of the merger is subject to the satisfaction or waiver of a number of conditions. If any one of these conditions is not satisfied or waived, then the closing will not occur.

         Conditions to Both Parties' Obligations. The merger must be approved by the stockholders of both Tangible and Gavelnet.com. Additionally, the Common Stock to be issued in the merger must be exempt from the registration requirements of the Securities Act of 1933. Tangible and Gavelnet.com have agreed to seek a fairness hearing in California if no other exemption is available. If the merger is not approved at the fairness hearing, the parties have agreed to register the shares to be issued in the merger with the Securities and Exchange Commission, with Tangible and the Gavelnet.com stockholders each bearing one half of the costs thereof.

         Conditions to Tangible's Obligations. If any of the following conditions is not satisfied, Tangible may terminate the Merger Agreement and cancel the merger. Tangible may also waive any condition, but is under no obligation to do so. The condition precedent to Tangible's obligations include, among other things, the following:

         o Tangible will have consummated certain private financing transactions;

         o All holders of the Gavelnet.com convertible debt shall have agreed to convert into an aggregate of 1,911,904 shares of Common Stock;

         o Tangible shall have completed its due diligence review of Gavelnet.com's business and assets and determined the business and assets to be satisfactory;

         o Not more than five percent (5%) of the stockholders of Gavelnet.com shall have exercised their dissenters' rights;

         o There has been no material adverse change in Gavelnet.com's assets since the signing of the Merger Agreement.

         Conditions to Gavelnet.com's Obligations. Gavelnet.com may terminate the Merger Agreement and cancel the merger if, among other things, there has been a material adverse change in the business or assets of Tangible or if the Common Stock is not listed on the Over the Counter Bulletin Board (or some other exchange).

Financial Support Agreement

         As a condition to the execution of the Merger Agreement, Tangible and Gavelnet.com executed a Financial Support Agreement pursuant to which Tangible will lend to Gavelnet.com up to $1,250,000. Such loan will be secured by a first priority security interest in the assets of Gavelnet.com. If the merger is not consummated, Gavelnet.com may be unable to repay this loan and the assets may not have a liquidation value equal to the loan amount. As a result, Tangible may not be able to obtain repayment in full from Gavelnet.com. The Financial Support Agreement is filed herewith as Exhibit 99.2.

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Escrow Provisions

         The Merger Agreement provides that 20% of the shares to be paid to the former stockholders of Gavelnet.com will be deposited into an escrow to be held for a period of three years from the date of Gavelnet.com's last sale of securities. If any representation or warranty of Gavelnet.com is inaccurate or if Gavelnet.com breaches the Merger Agreement, then Tangible is entitled to offset its damages (after the first $100,000 of damages) against such escrowed shares. The escrowed shares will be valued at the price of Common Stock on the effective date of the merger.

Employment Agreements

         Upon consummation of the merger, Tangible anticipates that it will enter into employment agreements with Michael Haynes and Mary Inman, former officers of Gavelnet.com. The terms of such employment agreements have not yet been negotiated, but are not expected to be on terms any less favorable to Tangible than agreements with existing employees.

Registration Rights

         Tangible has agreed to grant to the former stockholders of Gavelnet.com the "piggyback" registration rights with respect to the shares of Common Stock issued in the merger. Such registration rights entitle the holder of Common Stock to register the shares at the same time Tangible is registering any other share with the Securities and Exchange Commission, except registrations in connection with employee benefit plans and mergers or acquisitions. Tangible will pay all the expenses of such registration.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial Statements of Businesses Acquired.

         By amendment to this Current Report, no later than 60 days after the filing date hereof, the Registrant will file with the Securities and Exchange Commission the financial statements required by this item.

         (b)   Pro Forma Financial Information.

            By amendment to this Current Report, no later than 60 days after the filing date hereof, the Registrant will file with the Securities and Exchange Commission the pro forma financial information required by this item.

         (c)      Exhibits.

2.1      Agreement and Plan of Reorganization dated June 21, 2000

99.1     Press Release dated June 22, 2000

99.2     Financial Support Agreement dated June 21, 2000 (and related exhibits)



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                                    SIGNATURE
                                    ---------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on July 6, 2000.

                                        TANGIBLE ASSET GALLERIES, INC.


                                           /S/  Paul Biberkraut
                                        By ---------------------------------
                                           Paul Biberkraut
                                           Chief Financial Officer


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                                INDEX TO EXHIBITS

The following exhibits are filed with the Current Report on Form 8-K.

Exhibit No.                Description

2.1                        Agreement and Plan of Reorganization dated June 21,
                           2000

99.1                       Press Release dated June 22, 2000

99.2 Financial Support Agreement dated June 21, 2000 (and related exhibits)